Exhibit 10.10
CDK GLOBAL, INC. 2014 OMNIBUS AWARD PLAN
FORM OF RESTRICTED UNIT AWARD AGREEMENT

CDK GLOBAL, INC. (the “Company”), pursuant to the 2014 Omnibus Award Plan (the “Plan”), hereby irrevocably grants to FirstName LastName (the “Participant”), on XXXX XX, 20XX a forfeitable Restricted Unit Award (the “Restricted Unit Award”), subject to the restrictions, terms and conditions herein.

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that it would be in the best interests of the Company and its stockholders to grant the award provided for herein to the Participant, on the terms and conditions described in this Restricted Unit Award Agreement (this “Agreement”).

NOW, THEREFORE, for and in consideration of the promises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, for themselves, and their permitted successors and assigns, hereby agree as follows:

1.	Terms and Conditions.

(a)    Grant. The Company hereby grants to the Participant XXXX Restricted Units, on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan.

(b)    Vesting. Subject to the other terms and conditions contained in this Agreement, the Restricted Period with respect to the Restricted Unit Award shall lapse, if at all, in three substantially equal installments on XXXX XX, 20XX, XXXX XX, 20XX, and XXXX XX, 20XX, subject to the continued employment of the Participant by the Company or any Subsidiary thereof through each such vesting date.

(c)    Change in Control. Notwithstanding the forgoing, the Restricted Period with respect to the Restricted Unit Award shall lapse immediately prior to the consummation of a Change in Control if the Participant is continuously employed by the Company until such time, unless, upon the Change in Control, the Restricted Unit Award is continued, substituted or assumed (in accordance with Section 12 of the Plan) in a manner such that the securities underlying the Restricted Unit Award following the Change in Control are traded on a “liquid market” (i.e., the Nasdaq Global Market, the New York Stock Exchange or a comparable international market in which the Participant is able to readily and without administrative complexity sell shares underlying the Restricted Unit Award, as reasonably determined by the Board).

(d)    Payment. Upon the lapsing of each installment of the Restricted Period the Restricted Unit Award will settle, not later than the 30th day following the date on which the lapse of the Restricted Period occurs with respect to any Restricted Stock Units, in a like number shares of the Common Stock, par value $0.01 per share, of the Company, subject to applicable withholding. Notwithstanding the foregoing, the settlement of the Restricted Unit Award shall be delayed for such period of time as may be necessary to meet the requirements of Section 409A(a)(2)(B)(i) of the Code.

(e)    Forfeiture of Restricted Stock Units. Except as otherwise determined by the Compensation Committee of the Board (the “Committee”) in its sole discretion, unvested Restricted Unit Awards shall be forfeited without consideration to the Participant upon the Participant’s termination of employment with the Company or its Affiliates for any reason.

(f) No Rights as a Stockholder. The Participant shall not have any rights as a stockholder of the Company with respect to any shares of Common Stock corresponding to the Restricted Stock Units granted hereby unless and until shares of Common Stock are issued to the Participant in respect thereof.

2.	Restrictive Covenant; Clawback; Incorporation by Reference.

(a) Restrictive Covenant. The effectiveness of the Restricted Unit Award granted hereunder is conditioned upon (i) the Participant’s having executed and delivered to the Company in connection with previous Restricted Unit grants a restrictive covenant, or (ii) the execution and delivery by the Participant within six months from the date of this Restricted Unit Award of the restrictive covenant furnished herewith. If the Company does not receive the signed (whether electronically or otherwise) restrictive covenant within such six-month period, this Restricted Unit Award shall be terminable by the Company.

(b) Clawback/Forfeiture. Notwithstanding anything to the contrary contained herein, the Restricted Stock Units shall be canceled if the Participant (i) engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion or, (ii) without the consent of the Company, while employed by or providing services to the Company or any Affiliate or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement between the Participant and the Company and/or any Affiliate. If the Participant engages in any activity referred to in the preceding sentence, the Participant shall forfeit any gain realized in respect of the Restricted Stock Units (which gain shall be deemed to be an amount equal to the Fair Market Value, on the date of distribution, of the shares of Common Stock delivered to the Participant, plus any cash paid to the Participant, upon settlement of the Restricted Stock Units), and must repay such gain to the Company. The Restricted Unit Award, and all incentive based compensation payable pursuant to the Restricted Unit Award, shall be subject to (i) the Company’s compensation recovery, “clawback” or similar policy, as may be in effect from time to time and (ii) any compensation recovery, “clawback” or similar policy made applicable by law including the provisions of Section 945 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules, regulations and requirements adopted thereunder by the Securities and Exchange Commission and/or any national securities exchange on which the Company’s equity securities may be listed.

(c) Incorporation by Reference, Etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan, and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan.

3.
 Compliance with Legal Requirements. The granting and delivery of the Restricted Unit Award, and any other obligations of the Company under this Agreement, shall be subject to all applicable federal, state, local and foreign laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required.

4.
Transferability. The Restricted Unit Award may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

5.	Miscellaneous.

(a)    Waiver. Any right of the Company contained in this Agreement may be waived in writing by the Committee. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.

(b)    Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(c)   No Right to Employment. Nothing contained in this Agreement shall be construed as giving the Participant any right to be retained, in any position, as an employee, consultant or director of the Company or its Affiliates or shall interfere with or restrict in any way the right of the Company or its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge the Participant with or without cause at any time for any reason whatsoever. Although over the course of employment terms and conditions of employment may change, the at-will term of employment will not change.

(d)  Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.

(e)    Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersedes all prior communications, representations and negotiations in respect thereto; provided, that neither this Agreement nor the Plan shall supersede any portion of any severance plan maintained by the Company from time to time in which the Participant is eligible for severance benefits that provides for vesting or continued survival of equity awards upon a severance-eligible termination of employment that is more favorable than as set forth herein or in the Plan. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto, except for any changes permitted without consent of the Participant under the Plan.

(f)    Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.

(g)    Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

CDK GLOBAL, INC.

Lee J. Brunz
Vice President, General Counsel and Secretary

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